United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2015

Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (501) 328-4770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 17, 2015, the Board of Directors of Home BancShares, Inc. ("we" or the "Company") appointed John "Stephen" Tipton to serve as the Chief Operating Officer of the Company. Mr. Tipton was also appointed to serve as the Chief Operating Officer of Centennial Bank.

Mr. Tipton, age 33, has most recently served as a Regional Vice President of Centennial Bank. He began his banking career in 2005 and joined Centennial Bank in 2006. Prior to becoming Regional Vice President, Mr. Tipton served as Director of Credit Rick Management during 2013, and as Commercial Lender from 2009-2012. During his tenure at Centennial, Tipton has gained a vast array of experience in retail, business development, lending and acquisitions. Mr. Tipton was the recipient of a 2012 Chairman's Award, chosen by John W. Allison, Chairman of Home BancShares, Inc. He is a graduate of the University of Arkansas at Fayetteville.

Item 7.01. Regulation FD Disclosure.

On August 17, 2015, the Company and Centennial Bank issued a press release announcing the appointment of Stephen Tipton as the Chief Operating Officer of the Company and Centennial Bank. A copy of the press release is attached as Exhibits 99.1 to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release: Home BancShares, Inc. and Centennial Bank Name Chief Operating Officer.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
August 17, 2015 (Date)	/s/ JENNIFER C. FLOYD Jennifer C. Floyd Chief Accounting Officer & Investor Relations Officer